Exhibit 3.89

1

222.114-1

Office of the Secretary of State/Corporations Division Form CF

For Profit Articles of Incorporation

We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

Article One: Name of the corporation

Columbia/HCA of Dodge City, Inc

000001 10 4918 01-06-95
NEW CORPORATION
2221141 51 1 75.00
10 TRANS. TOTAL 1 75.00

DO NOT WRITE IN THIS SPACE

Article Two: Address of registered office in Kansas c/o The Prentice Hall Corporation System, I
534 So. Kansas Avenue (Street Address or Rural Route)
TOPEKA (City) SHAWNEE, (County) 66603 (Zip Code)

Name of resident agent at above address The Prentice Hall Corporation System, Inc.

Article Three: Nature of corporation business or purposes to be conducted or promoted is

To engage in any lawful conduct or activity for which corporations may be organized under the Kansas Corporation Code.

95 JAN 5 P 3:20

FILED

Article Four: Total number of shares that this corporation shall be authorized to issue

1,000 shares of Common stock, class None par value of $1.00 dollars each
____ shares of ____ stock, class ____ par value of ____ dollars each
____ shares of ____ stock, class ____ without nominal or par value
____ shares of ____ stock, class ____ without nominal or par value

If applicable, state any designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock or any special grant of authority to be given to the board of directors N/A

Article Five: Name and mailing address of each incorporator is

Thomas J. Conder 201 West Main Street
Louisville, KY 40202

2221141 19950105 R154 F 548

01916181

(KANSAS - 2381 - 12/6/90)

NRR

2

Article Six: Name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is

Stephen T. Braun	201 West Main Street, Louisville, KY 40202
David C. Colby	201 West Main Street, Louisville, KY 40202
Richard A. Schweinhart	201 West Main Street, Louisville, KY 40202

Article Seven: Is this corporation to exist perpetually? Yes X No ___
If no, the term for which this corporation is to exist is ___

In testimony whereof, we have hereunto subscribed our names the 3rd day of January, A.D. 19 95.
(Signatures must correspond exactly to the names of the incorporators listed in Article Six.)

Thomas J. Conder

Thomas J. Conder

State of Kentucky
County of Jefferson } ss.

Before me, a notary public in and for said county and state, personally appeared

Thomas J. Conder

who are known to me to be the same persons who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal, this 3rd day of January, A.D. 19 95.

(Seal)

Mary C. Miller
(Notary Public)

My appointment or commission expires July 13, 19 98.

Submit document in duplicate with $75 filing fee to:
Corporations Division,
Office of the Secretary of State,
2nd Floor, State Capitol, Topeka, KS 66612-1594
(913) 296-4564

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
COLUMBLA/HCA OF DODGE CITY, INC.
John M. Franck II, Vice President of Columbia/HCA Of Dodge City, Inc., a corporation organized and existing under and by virtue of the General Corporation Code of the State of Kansas (the “Corporation”), and Dora A. Blackwood, Assistant Secretary of the Corporation, DO HEREBY CERTIFY.
          FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution setting forth a proposed amendment to the Articles of Incorporation of said corporation, declaring said amendment to be advisable and recommending its consideration and adoption by unanimous written consent of the sole stockholder of said corporation. The proposed amendment, set forth in full, is as follows:
          Article One of the Articles of Incorporation of the Corporation is hereby amended to read as follows:
          Article One: Name of Corporation
          Dodge City Healthcare Partner, Inc.
          SECOND: That thereafter said amendment was consented to and authorized by the sole holder of all of the issued and outstanding capital stock of said corporation, by means of a unanimous written consent given in accordance with the applicable provisions of the General Corporation Code of the State of Kansas.
          THIRD: That said amendment was duly adopted in accordance with the applicable provisions of the provisions of K.S.A. 17-6602, as amended.
99 MAY 10 AM 11 10
FILED
SECRETARY OF STATE
KANSAS

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 7th day of May, 1999.

Columbia/HCA Of Dodge City, Inc.,
By:	/s/ John M. Franck II
	Name:	John M. Franck II
Vice President

Attest:
By:	/s/ Dora A. Blackwood
	Name:	Dora A. Blackwood
	Title:	Assistant Secretary

STATE OF TENNSSEE	)
)
COUNTY OF DAVIDSON	)
SWORN TO AND SUBSCRIBED before me by John M. Franck II, Vice President of Columbia/HCA Of Dodge City, Inc. and Dora A. Blackwood, Assistant Secretary of the Corporation on this 7th day of May, 1999.

[ILLEGIBLE]
Notary Public

My commission expires 5-18-2002

2

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
COLUMBIA/HCA OF DODGE CITY, INC.
John M. Franck, Vice President of Columbia/HCA Of Dodge City, Inc. a corporation organized and existing under and by virtue of the General Corporation Code of the State of Kansas (the “Corporation”), and Dora A. Blackwood, Assistant Secretary of the Corporation, DO HEREBY CERTIFY:
          FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members. duly adopted are solution setting forth a proposed amendment to the Articles of Incorporation of said corporation, declaring said amendment to be advisable and recommending its consideration and adoption by unanimous written consent of the sole stockholder of said corporation The proposed amendment, set forth in full, is as follows:
          Article One of the Articles of Incorporation of the Corporation is hereby amended to read as follows:
          Article One: Name of Corporation
          Dodge City Hea1thcare Partner, Inc.
          SECOND: That thereafter said amendment was consented to and authorized by the sale holder of all of the issued and outstanding capital stock of said corporation by means of a unanimous written consent given in accordance with the applicable provisions of the General Corporation Code of the State of Kansas.
          THIRD: That said amendment was duly adopted in accordance with the applicable provisions of the provisions of K.S.A. 17-6602, as amended.

169-199-7
Other #'s
on next page

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT'S OFFICE IN COMPLIANCE WITH K.S.A. 17-6204

5715 15 12-29-1999 11:18:59
1690097
53 CORPORATION DIVISION
$20.00

I John H. Pelletier, Assistant Vice President of The Prentice-Hall Corporation System, Kansas, Inc., do hereby certify for and on behalf of said corporation that The Prentice-Hall Corporation System, Kansas, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporations per the attached list.

I further certify that The Prentice-Hall Corporation System, Kansas, Inc., as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective December 20, 1999, is 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611, where, at said new address, such resident agent will thereafter maintain a registered office for each of the corporations per the attached list.

Dated: December 16, 1999

John H. Pelletier, Assistant Vice President

Attest:

Vicki Schreiber, Asst. Secretary

'99 DEC 20 AM 11 35
FILED
SECRETARY OF STATE
KANSAS

STATE OF NEW YORK)
) SS.:
COUNTY OF NEW YORK)

61499 19991220 R284 F 57
02011718

BE IT REMEMBERED that, on December 16th, 1999, before me, Merryl Wiener, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came John H. Pelletier, Assistant Vice President of The Prentice-Hall Corporation System, Kansas, Inc., and Vicki Schreiber, Assistant Secretary of said corporation, who are known to me, and who each executed the foregoing Certificate of Change of Address of Resident Agent's Office before me and acknowledged the same to be his act and deed and the act and deed of said corporation, and acknowledged that the facts stated therein are true.

Given under my hand and official seal on December 16, 1999

Notary Public

Notarial Seal

MERRYL WIENER
Notary Public, State of New York
No. 41-4766750
Qualified in Queens County
Certificate Filed in New York County
Commission Expires July 31, 2002

222-114-1

05-10-2001	08:59:00
053	$20.00
2815	01
2221141	AA

00104832

Secretary of Stat

Change of Registered O

We, James M. Fleetwood, Jr., President or Vice President and William F. Carpenter III Secretary or Assistant Secretary of Dodge City Healthcare Partner, Inc. a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

Do not write in this space.

Be it resolved that the Registered Office in the State of Kansas of said corporation be changed to:

200 S.W. 30th Street,	Topeka,	Shawnee,	Kansas	66611
Street and Number	Town or City	County	State	Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

Corporation Service Company

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

President or Vice President

Secretary or Assistant Secretary

State of Tennessee
County of Williamson } ss.

Before me, a Notary Public, came James M. Fleetwood Jr. President, Vice President and William F. Carpenter III Secretary, Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this ______ day of April, 2001
Year

(Seal) SANDRA BOLDEN NOTARY PUBLIC AT LARGE DAVIDSON COUNTY TENN

Sandra Bolden
Notary Public

My commission or appointment expires 01-25 03
Month Year

Please submit this form in duplicate, with $20 filing fee, to:
Ron Thornburgh, Secretary of State, First Floor, Memorial Hall, 120 S.W. 10th Ave., Topeka, KS 66612-1594, (785) 296-4564

My Commission ...

01/22/2002 10:16 785-233-0870 GOODELL STRATTON PAGE 04/10
JAN-22-2002 09:37 CT-ATLANTA:TEAM3 404 888 7795 P.07/20

222-114-1

Kansas Secretary of State

Corporation Change of Registered Office or Agent

RO

All information must be completed or this document

01-24-2002 053 3804 2221141	09:33:00 $20.00 01 AA

00258427

Do not write in this space

1. Name of the corporation

Dodge City Healthcare Partner, Inc.

Name must match the name on record with the Secretary of State

2. State of organization Kansas

3. The registered office in the state of Kansas is changed to:
(Address must be a street address. A post office box is unacceptable.)

c/o The Corporation Company, Inc., 515 South Kansas Avenue,	Topeka,	Kansas	66603
Street Address	City	State	Zip Code

4. The resident agent in Kansas is changed to:

The Corporation Company, Inc.

Individual or Kansas Corporation

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 15 (Day) of January (Month) 2002 (Year).

President or Vice President

LifePoint Holdings 3, Inc.
by: William F. Carpenter III, Secretary

Secretary or Assistant Secretary

Please submit this form in duplicate with the $20 filing fee.

'02 JAN 22 PM 2 31
FILED
SECRETARY OF STATE
KANSAS

Contact Information

Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor
120 SW 10th Avenue
Topeka, KS 66612-1240
785-296-4564
kssos@kssos.org
www.kssos.org

Rev. 7/01 bb
KS013 - 09/27/01 C T System Online

K.S.A. 17-6203

4047338

RGO 53-25

KANSAS SECRETARY OF STATE
Change of Resident Agent Name and/or Registered Office Address by Resident Agent

CONTACT: Kansas Secretary of State, Ron Thornburgh

Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594

(785) 296-4564
kssos@kssos.org
www.kssos.org

07-08-2010 3598 01 053 025 AA
16:11:00 $150.00 1
FILE#: 4047338 FILED BY KS SOS
02706757

INSTRUCTIONS: *All information must be completed or this document will not be accepted for filing.*
Please read instructions sheet before completing.

1. I, _CT Corporation System_, the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or the registered office address in the state of Kansas for the following business entity(ies):

2. **Business entity ID number:** *This is not the Federal Employer ID Number (FEIN)* — _See attached list_

3. **Business entity name:** *Name must match the name on record with the Secretary of State* — _See attached list_

4. **State/Country of organization:** — _See attached list_

2010 JUL -8 PM 2:45
FILED
SECRETARY OF STATE

5. **Current resident agent name and registered office address:** *Address must be a street address. A P.O. box is unacceptable*

_The Corporation Company, Inc.
Name

_515 South Kansas Avenue
Street Address

_Topeka KS 66603
City State Zip

6. **New resident agent name and registered office address:** *Address must be a street address. A P.O. box is unacceptable*

_The Corporation Company, Inc.
Name

_112 SW 7th Street, Suite 3C
Street Address

_Topeka KS 66603
City State Zip

7. **Effective date:**

☒ Upon filing

☐ Future effective date ______ Month Day Year

8. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

[signature]
Signature of resident agent

June 2, 2010
Date (month, day, year)

_Kenneth J. Uva
Name of signer (printed or typed)

Rev. 2/05/10 jlr

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K.S.A. 17-6204, K.S.A. 17-7666(h)
K.S.A. 56-1a104